UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

Gaming Partners International Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of
Incorporation)

0-23588	88-0310433
(Commission File Number)	(IRS Employer Identification No.)

3945 West Cheyenne Avenue, Suite 208, North Las Vegas, Nevada	89032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 384-2425

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On May 1, 2019, Gaming Partners International Corporation (“GPIC”) announced that Angel Holdings Godo Kaisha (“Angel”) had completed the acquisition of GPIC.  Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of November 27, 2018 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Merger Agreement”), by and among Angel, AGL Nevada Corporation (“Merger Sub”) and GPIC, Merger Sub merged with and into GPIC, with GPIC continuing as the surviving corporation (the “Merger”).  As a result of the Merger, GPIC became a wholly owned subsidiary of Angel.

Item 1.02.	Termination of a Material Definitive Agreement

On May 1, 2019, in connection with the closing of the Merger, GPIC terminated the following agreements: (i) the Credit Agreement, dated as of June 26, 2015, between GPIC, as borrower, and Nevada State Bank, as lender (“NSB”); (ii) the Pledge and Security Agreement and Irrevocable Proxy, dated as of June 26, 2015, granted by GPIC and Gaming Partners International USA, Inc. in favor of NSB; and (iii) the Guaranty, dated as of June 26, 2015, granted by Gaming Partners International USA, Inc. and Gaming Partners International Asia Limited in favor of NSB (collectively, as amended, restated, supplemented or otherwise modified from time to time, the “NSB Loan Documents”). No early termination penalties were incurred by GPIC in connection with the termination of the NSB Loan Documents.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On May 1, 2019, pursuant to the terms of the Merger Agreement, Angel completed the acquisition of GPIC through the merger of Merger Sub with and into GPIC, with GPIC continuing as the surviving corporation. As a result of the Merger, GPIC became a wholly owned subsidiary of Angel.  At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of GPIC (each, a “Share” and, collectively, the “Shares”) issued and outstanding immediately prior to such time, was automatically cancelled and converted into the right to receive $13.75 in cash, without interest (the “Merger Consideration”). At the effective time of the Merger, each outstanding GPIC stock option (whether vested or unvested) was cancelled in exchange for the right to receive a cash payment equal to the number of Shares subject to such option multiplied by the excess of the Merger Consideration over the exercise price of such option, if any (the “Option Payment”).  The Merger Consideration and the Option Payment totaled approximately $112.3 million.

The foregoing description does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to GPIC’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2018, and which is incorporated herein by reference.

The Merger Agreement was filed to provide investors with information regarding its terms and is not intended to provide any factual information about Angel, Merger Sub, GPIC or any of their respective subsidiaries or affiliates. Such information can be found in the public filings that GPIC files with the SEC.  The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and are as of specific dates and solely for the benefit of the parties to the Merger Agreement and:

•	are not intended as statements of fact, but rather as a way of allocating the risk among the parties in the event the statements therein prove to be inaccurate;

•	have been modified or qualified by certain confidential disclosures that were made among the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

•	may no longer be true as of a given date;

•	may be subject to a contractual standard of materiality in a way that is different from that generally applicable to investors or other stockholders and reports and documents filed with the SEC; and

•	may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a material adverse effect on the applicable party).

Accordingly, investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Angel, Merger Sub, GPIC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change, or may have changed, after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in GPIC’s public disclosures. Accordingly, the representations and warranties and other provisions of the Merger Agreement or any description of such provisions should not be read alone, but instead should be read together with the information that GPIC publicly files in reports and statements with the SEC.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The disclosure set forth under Item 2.01 above is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, GPIC notified NASDAQ on May 1, 2019 that, at the Effective Time, each Share issued and outstanding immediately prior to such time, other than Shares owned by GPIC or its respective subsidiaries, was automatically cancelled and converted into the right to receive $13.75 in cash, without interest. On May 1, 2019, GPIC requested NASDAQ to promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) on Form 25 to delist the Shares. Upon effectiveness of such Form 25, GPIC will file with the SEC a certification on Form 15 under the Exchange Act requesting that the Shares be deregistered and that GPIC’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders

The disclosure set forth under Item 2.01 above is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant

On May 1, 2019, pursuant to the terms of the Merger Agreement, Angel completed the acquisition of GPIC through the merger of Merger Sub with and into GPIC, with GPIC continuing as the surviving corporation. As a result of the Merger, GPIC became a wholly owned subsidiary of Angel, and each Share issued and outstanding immediately prior to such time, other than Shares owned by GPIC or its subsidiaries, was automatically cancelled and converted into the right to receive $13.75 in cash, without interest. The Merger Consideration and the Option Payment totaled approximately $112.3 million.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the terms of the Merger Agreement, at the Effective Time all of the members of GPIC’s board of directors, which consisted of Eric P. Endy, Robert J. Kelly, Charles R. Henry, Martin A. Berkowitz, Alain Thieffry and Jean-François Lendais, were removed and the sole director of Merger Sub immediately prior to the Effective Time, which was Yasushi Shigeta, became the only director of GPIC immediately after the Effective Time.

In accordance with the terms of the Merger Agreement, at the Effective Time all of the officers of GPIC, which consisted of Alain Thieffry as the Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of GPIC, were removed from all such offices and the President, Secretary and Treasurer of Merger Sub immediately prior to the Effective Time, which was Yasushi Shigeta, became the President, Secretary and Treasurer of GPIC immediately after the Effective Time

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, upon consummation of the Merger on May 1, 2019, the articles of incorporation and bylaws of GPIC were each amended and restated in their entirety.

The Amended and Restated Articles of Incorporation of GPIC are filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03. The Amended and Restated Bylaws of GPIC are filed as Exhibit 3.2 hereto and incorporated by reference into this Item 5.03.

Item 8.01.	Other Events

On May 1, 2019, GPIC issued a press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amended and Restated Articles of Incorporation of Gaming Partners International Corporation

3.2	Amended and Restated Bylaws of Gaming Partners International Corporation

99.1	Press Release of Gaming Partners International Corporation dated May 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMING PARTNERS INTERNATIONAL CORPORATION

Date: May 1, 2019	By:	/s/ Yasushi Shigeta
	Name:	Yasushi Shigeta
	Title:	President, Secretary and Treasurer